Exhibit 10.2

THE SECURITY EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT (I) IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH 1 HEREOF AND (II) WITH EITHER (A) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR (B) SUCH REGISTRATION.

COMMON STOCK WARRANT

To Purchase Shares of Common Stock of

MedPlus, Inc.

June 19, 2000

THIS CERTIFIES THAT, in consideration of $1.00 and other valuable consideration paid to MedPlus, Inc., an Ohio corporation (the "Company"), Quest Diagnostics Ventures LLC ("Holder") is entitled to subscribe for and purchase from the Company, as more specifically described below, 2,884,513 fully paid and nonassessable shares of the Company's common stock without par value at a price per share (the "Exercise Price") equal to $5.73 (such price equaling 110% times the Per Share Price specified in Section 2 of the Stock Subscription Agreement of even date (the "Subscription Agreement") between the Company and Holder). This Warrant is exercisable in any part after the Effective Date defined below and in no event at any time after the earlier of (i) December 19, 2001 (18 months after the date of issuance) or (ii) such time as Quest Diagnostics terminates that certain National Sales and Marketing Agreement, of even date herewith, by and between Quest Diagnostics, Inc. and the Company pursuant to Section 1(b)(ii)(b)(1) thereof (the earlier of such dates referred to as the "Expiration Time"), whereupon the Warrant shall expire and may thereafter no longer be exercised.

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise; Transferability. This Warrant shall first become exercisable on the date of issuance (the "Effective Date"). The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by written notice of exercise delivered to the Company at its office at 8805 Governor's Hill Drive, Cincinnati, Ohio 452249 Attention: Secretary (or such other address as the Company may specify to Holder from time to time) five business days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed) at the principal office of the Company and upon payment of the Exercise Price as indicated below. This Warrant may not be transferred except to Quest Diagnostics Incorporated, a Delaware corporation (or its successor) or a wholly owned subsidiary of Quest Diagnostics Incorporated. Subject to the provisions of this Warrant, this Warrant may be exercised as follows: Upon presentation to the Company at the office specified in Section 1 of this Warrant with the subscription notice attached to this Warrant as Exhibit A duly completed, and upon payment of an amount equal to the product of the Exercise Price and the number of shares of common stock to be purchased, by, at the option of the Holder, (a) wire transfer to an account in a bank located in the United States designated for such purpose by the Company or (b) certified or official bank check, the Company will issue and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate consistent with the terms of the Subscription Agreement and this Warrant, a certificate for the shares of common stock issued upon such exercise. Notwithstanding the foregoing, the Holder cannot purchase more than 192,547 shares of common stock under this Warrant until such date, if any, as the Company's shareholders have approved the purchase by Holder of more than 20% of the Company's outstanding common stock as of the date hereof in accordance with Section 1701.831 of the Ohio Revised Code.

2. Issuance of Shares. The Company agrees that the shares purchasable hereunder shall be and are deemed to be issued to Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such shares as described herein. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised, shall be delivered to Holder within a reasonable time, not exceeding ten days after the rights represented by this Warrant shall have been so exercised. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant, except as otherwise expressly provided herein.

3. Covenants of Company. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of common stock is at all times equal to or less than the then effective purchase price per share of the common stock issuable pursuant to this Warrant. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

4. AntiDilution Adjustments.

(a) If at any time prior to the Expiration Time the Company issues shares of its common stock (or securities convertible into common stock or options to purchase common stock) at a price per share less than the Exercise Price (other than as a result of the conversion of preferred stock outstanding on the date hereof or the exercise of options outstanding on the date hereof, all in accordance with the terms existing on the date hereof), then the Exercise Price shall be deemed to be reduced to equal the price per share at which such new shares are issued.

(b) In case the Company shall at any time hereafter subdivide or combine the outstanding shares of common stock or declare a dividend payable in common stock or other securities of the Company (including options to purchase securities of the Company), the per share exercise price of this Warrant in effect immediately prior to the subdivision, combination or record date for such dividend payable in common stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in common stock or other securities of the Company and each share of common stock purchasable upon exercise of this Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination or dividend payable in common stock. However, notwithstanding any provision to the contrary, no adjustment in the Exercise Price need be made under this Section 4(b) as a result of any such dividend if the Company issues or distributes to Holder script or other documentation entitling Holder upon exercise of this Warrant to receive the securities or property which Holder would have been entitled to receive had the Warrant been exercised prior to the happening of such event or the record date with respect thereto.

(c) No fractional shares of common stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of common stock on the day of exercise as determined in good faith by the Company.

(d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, or in the event of a distribution by the Company of its assets with respect to the common stock as a liquidating or partial liquidating dividend, then, as a condition of such reorganization, reclassification, consolidation, merger, sale or distribution, lawful and adequate provision shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such common stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, sale or distribution not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

(e) If any circumstance or adjustment described in Section 4 hereof occurs, then within ten (10) days after such circumstance or adjustment, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5. Pre-emptive Rights. If, at any time prior to December 19, 2001 (whether or not this Warrant is exercisable or has previously been exercised in whole or in part), the Company proposes to issue any common stock (other than pursuant to (i) the exercise of this Warrant, (ii) the conversion of any preferred stock outstanding as of the date hereof, (iii) exercise of any stock purchase options or other warrants outstanding as of the date hereof or (iv) the exercise of any stock purchase options issued after the date hereof to any employee, director or officer of the Company), then the Company shall provide written notice to Holder describing the terms of such issuance and price of such common stock, whereupon Holder shall have a period of ten (10) days after receipt of such notice to purchase such number of shares of common stock, on such terms and at such price as proposed by the Company in connection with such issuance of common stock, as may be necessary to allow Holder to hold that number of shares of common stock representing a percentage of all outstanding common stock of the Company after such issuance of common stock equal to the percentage immediately prior to such issuance of all outstanding common stock of the Company (i) held by Holder or that would be held by Holder following the purchase at the Second Closing under the Subscription Agreement and (ii) subject to this Warrant immediately prior to such issuance. If, at any time prior to December 19, 2001 (whether or not this Warrant is exercisable or has previously been exercised in whole or in part), the Company proposes to issue any equity security other than common stock, then the Company shall provide written notice to Holder describing the terms of such issuance and price of such equity security, whereupon Holder shall have a period of ten (10) days after receipt of such notice to purchase such number of shares of such equity security, on such terms and at such price as proposed by the Company in connection with such issuance as may be necessary to allow Holder to hold that number of shares of such equity security representing a percentage of all outstanding shares of such equity security after such issuance equal to the percentage immediately prior to such issuance of all outstanding common stock of the Company (i) held by Holder or that would be held by Holder following the purchase at the Second Closing under the Subscription Agreement and (ii) subject to this Warrant immediately prior to such issuance. The closing of such purchase shall occur at the same time as the closing of the sale to third parties of the common stock or other securities of the Company or, if later, the date this Warrant is first exercisable.

6. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

7. Notice of Transfer of Warrant or Resale of Shares. Holder, by acceptance hereof, agrees to give written notice to the Company before transferring any common stock issued upon the exercise hereof ("Warrant Shares"), of Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original transferee of this Warrant. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification (under any federal or state law), the Company, as promptly as practicable, shall notify Holder of such opinions, whereupon Holder shall be entitled to transfer the Warrant Shares or to dispose of shares of common stock received upon the previous exercise hereof in accordance with the notice delivered by Holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933. If, in the reasonable opinion of either of the counsel referred to in this paragraph 7, the proposed transfer or disposition described in the written notice given pursuant to this paragraph 7 may not be effected without registration or qualification of the Warrant Shares, the Company shall promptly give written notice thereof to Holder, and Holder will limit its activities in respect to such proposed transfer or disposition as, in the opinion of both such counsel, are permitted by law. Notwithstanding the foregoing, no opinion of counsel shall be required for any transfer of this Warrant to Quest Diagnostics Incorporated (or its successor) or a wholly owned subsidiary of Quest Diagnostics.

8. Fully Diluted. The Company represents that the shares purchasable under this Warrant represent (i) 30% of the shares of common stock of the Company outstanding on the date hereof on a fully-diluted basis, minus (ii) the 1,818,465 shares of MedPlus, Inc common stock purchasable by Holder pursuant to that certain Stock Subscription Agreement between the Company and Holder of even date herewith minus (iii) the 100,000 shares purchased by Holder from Richard A. Mahoney pursuant to a Stock Purchase Agreement of even date herewith. For purposes of this Warrant, the term fully-diluted means all shares of common stock which are actually issued and outstanding as of the date hereof, plus all shares of common stock issuable upon the conversion of all preferred stock outstanding on the date hereof (whether or not the preferred stock is convertible on the date hereof) and the exercise of all stock purchase options and warrants which are outstanding on the date hereof (whether or not the options or warrants are exercisable on the date hereof).

9. Notice of Certain Events. The Company will deliver (by first class mail postage prepaid) to the Holder of this Warrant written notice at least ten (10) days prior to the occurrence of the following events:

(a) the date on which a record is to be taken for the purpose of any dividend, distribution or grant of rights, or, if a record is not to be taken, the date as of which the shareholders of common stock of record to be entitled to such dividend, distribution or grant of rights are to be determined;

(b) the date on which a record is to be taken for the purpose of determining shareholders of common stock entitled to vote on any reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption; and

(c) the date, if any, as of which holders of record of the common stock will be entitled to exchange their common stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption.

10. Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form to the Company or, in the case of mutilation, on surrender and cancellation of this warrant, the Company, at its expense, will execute and deliver in lieu of this Warrant a new warrant of like tenor.

11. Specific Performance. The Holder will have the right to specific performance by the Company of the provisions of this Warrant. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Warrant by the Holder.

12. Listing. The Company will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents, orders and approvals of governmental agencies and authorities which are or become required or necessary so that any common stock, immediately upon its issuance upon the exercise of this Warrant, will be listed on each securities exchange, NASDAQ or other quotation services, if any, on which common stock of the Corporation is then listed.

IN WITNESS WHEREOF, MEDPLUS, INC. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of June 19, 2000.

MEDPLUS, INC.

By:________________________________

Its:________________________________

EXHIBIT A

SUBSCRIPTION NOTICE

[To be executed only upon exercise of Warrant]

The undersigned registered owner of the attached Warrant irrevocably exercises the attached Warrant for the purchase of ___________ shares of common stock, without par value, of MedPlus, Inc. and herewith makes payment therefor, to the order of the Company in the amount of $________________ as payment of the Exercise Price in accordance with the terms set forth in Section 1.1.

Date:__________________, 20__.	_________________________________
(Holder's Signature)

ASSIGNMENT FORM - To be Executed By the Registered Holder in Order to Transfer the Warrant.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ___ of the Warrants represented by the attached Warrant Certificate unto _____________________________________ (Please print or typewrite name and address including postal zip code of assignee: ) (Social Security or other identifying number of assignee: ________________) and does irrevocably constitute and appoint ________________________ attorney to transfer the Warrant Certificate on the records of the Company with full power of substitution in the premises.

Date:__________________, 20__.	_____________________________
(Holder's Signature)

PLEASE NOTE: The signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.